# COUNTER OFFER # 2

**This is a Counter Offer from** ☐ **Seller to Buyer OR** ☑ **Buyer to Seller**

**Seller Name:** [redacted] **Seller Name:** ______

**Buyer Name:** Arrived Holdings, Inc. and/or Assigns **Buyer Name:** ______

**The undersigned agree to and accept the Purchase and Sale Agreement with an offer date of ______ for the purchase of real property commonly known as:**

2532 Dogwood Loop Dr, Sevierville, TN 37876

Address, City, State, Zip

**With the following exceptions:**

1. Address of property is 2532 Dogwood Loop Dr. Sevierville, TN 37862; Deed Book 6072, Page 10, Parcel ID 064N B 002.00/003.00

2. Purchase Price to be $745,000.00.

3. Closing Agency for Seller to be Tennessee Land Title 1620 Newport Hwy Sevierville, TN 37876,865-453-1478

4. Closing Date to be April 25th, 2023

5. Builder to provide 1 year Builder's Warranty

6. Seller will provide a $15,000 concession at closing. Buyer may apply concession towards closing, cost, prepaid, and or purchase price.

**ALL OTHER TERMS AND CONDITIONS OF THE ORIGINAL ATTACHED PURCHASE AND SALE AGREEMENT ARE ACCEPTABLE TO THE UNDERSIGNED. ALL TERMS AND CONDITIONS PROPOSED IN PREVIOUS COUNTER OFFERS, IF ANY, ARE NOT INCLUDED IN THIS COUNTER OFFER UNLESS RESTATED HEREIN.**

**This Counter Offer form will not be a part of the Purchase and Sale Agreement and be binding until accepted and signed by all parties.**

*Until notice of acceptance is delivered* the subject Property is still on the market for sale, and this offer may be revoked at any time with notice, and the Property may be sold to any other party.

**Time Limit of Offer:** This Offer may be withdrawn at any time before acceptance with notice. Offer terminates if not accepted by 8 o'clock ☐am/☑pm, local time, on the 8 day of March, 2023.

[redacted] *making counter offer)* ***DATE***

[redacted] ______, ______.

[redacted] ***Party)***

[redacted] receipt of the final accepted offer to as the Binding Agreement Date for

*NOTE: This form is provided by Tennessee REALTORS® to its members for their use in real estate transactions and is to be used as is. By downloading and/or using this form, you agree and covenant not to alter, amend, or edit said form or its contents except as where provided in the blank fields, and agree and acknowledge that any such alteration, amendment or edit of said form is done at your own risk. Use of the Tennessee REALTORS® logo in conjunction with any form other than standardized forms created by Tennessee REALTORS® is strictly prohibited. This form is subject to periodic revision and it is the responsibility of the member to use the most recent available form.*

LOCAL
REALTY GROUP

# COUNTER OFFER #____1____

**This is a Counter Offer from** [redacted] **uyer OR** ☐ **Buyer to Seller**
**Seller Name:** [redacted] ________ **Seller Name:** ________________
**Buyer Name:** Arrived Hol[redacted]ssigns **Buyer Name:** ________________
**The undersigned agree to and accept the Purchase and Sale Agreement with an offer date of** Mar 07, 2023 **for the purchase of real property commonly known as:**

2532 Dogwood Loop Dr., Sevierville, TN 37876
Address, City, State, Zip

**With the following exceptions:**

1. Address of property is 2532 Dogwood Loop Dr. Sevierville, TN 37862; Deed Book 6072, Page 10, Parcel ID 064N B 002.00/003.00
2. Purchase Price to be $770,000 (Seven Hundred Seventy Thousand U.S. Dollars)
3. Closing Agency for Seller to be Tennessee Land Title 1620 Newport Hwy Sevierville, TN 37876, 865-453-1478
4. Closing Date to be April 25th, 2023
5. Builder to provide 1 year Builder's Warranty

**ALL OTHER TERMS AND CONDITIONS OF THE ORIGINAL ATTACHED PURCHASE AND SALE AGREEMENT ARE ACCEPTABLE TO THE UNDERSIGNED. ALL TERMS AND CONDITIONS PROPOSED IN PREVIOUS COUNTER OFFERS, IF ANY, ARE NOT INCLUDED IN THIS COUNTER OFFER UNLESS RESTATED HEREIN.**

**This Counter Offer form will not be a part of the Purchase and Sale Agreement and be binding until accepted and signed by all parties.**

*Until notice of acceptance is delivered* the subject Property is still on the market for sale, and this offer may be revoked at any time with notice, and the Property may be sold to any other party.

**Time Limit of Offer:** This Offer may be withdrawn at any time before acceptance with notice. Offer terminates if not accepted by 12:00 o'clock ☐ am/ ☑ pm, local time, on the 8th day of March, 2023.

[redacted] ***ounter offer) DATE***

[redacted] ____.

[redacted] ***rty)***

[redacted] of the final accepted offer [redacted] ding Agreement Date for purposes of establishing performance deadlines as set forth in the Agreement.

*NOTE: This form is provided by Tennessee REALTORS® to its members for their use in real estate transactions and is to be used as is. By downloading and/or using this form, you agree and covenant not to alter, amend, or edit said form or its contents except as where provided in the blank fields, and agree and acknowledge that any such alteration, amendment or edit of said form is done at your own risk. Use of the Tennessee REALTORS® logo in conjunction with any form other than standardized forms created by Tennessee REALTORS® is strictly prohibited. This form is subject to periodic revision and it is the responsibility of the member to use the most recent available form.*